Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, THE TERMS OF THIS WARRANT.

NEAR INTELLIGENCE, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [●]	Number of Shares: [●]

Issuance Date: March 31, 2023

THIS CERTIFIES THAT, for value received, [__________________] (the “Holder”) is entitled to purchase from Near Intelligence, Inc., a Delaware corporation (the “Company”), at any time and from time to time during the applicable Warrant Exercise Period (defined below) at the Exercise Price (defined below) up to [____________] fully paid and nonassessable shares of Common Stock (defined below) (the “Warrant Shares”), all subject to adjustment and upon the terms and conditions provided herein. This Warrant is being issued to the Holder in connection with the Securities Purchase Agreement dated March 31, 2023, by and between the Holder and the Company.

Section 1. Definitions.

The following terms as used in this Warrant have the following meanings:

(a) “Affiliate” of, or a Person “Affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

(c) “Change of Control” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control under this provision.

(d) “Common Stock” means (i) the Company’s common stock, $0.0001 par value per share, and (ii) any capital stock into which the Common Stock is changed or any capital stock resulting from a reclassification of the Common Stock.

(e) “Delivery Date” has the meaning attributed to it in Section 2(b).

(f) “Derivative Security” means any right, option, warrant or other security convertible into or exercisable for Common Stock.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Exercise Date” has the meaning attributed to it in Section 2(b).

(i) “Exercise Documents” has the meaning attributed to it in Section 2(b).

(j) “Exercise Notice” has the meaning attributed to it in Section 2(a)(i).

(k) “Exercise Price” is equal to $0.01, subject to adjustment as set forth in this Warrant.

(l) “Fair Market Value” means the average VWAP of the Common Stock for the thirty (30) days preceding the applicable date of determination.

(m) “Issuance Date” means March 31, 2023.

(n) “Payment” has the meaning attributed to it in Section 2(a)(ii).

(o) “Permitted Transfer” means any transfer by the Holder of all or any portion of this Warrant: (i) to any Affiliate or direct or indirect equityholder of Holder or any of its Affiliates, (ii) in any transaction in which all or substantially all of the equity interests of the Company are transferred pursuant to any reorganization, merger, consolidation or sale of the Company, (iii) with the prior written consent of the Company, and (iv) pursuant to a pro rata in-kind distribution or dividend to the equityholders of the Holder (and any intermediary transfers amongst Affiliates of the Holder as part of giving effect thereto).

(p) “Person” means a natural person or entity, or a government or any division, department or agency thereof.

(q) “Securities Act” means the Securities Act of 1933, as amended.

(r) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(s) “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(t) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, and any successor to any of the foregoing markets or exchanges, or the OTC Bulletin Board.

(u) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. through its “Historical Prices – Px Table with Average Daily Volume” functions; (b) if the Common Stock is not then quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(v) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(w) “Warrant Exercise Period” means the period beginning on the Issuance Date and ending at 5:00 p.m. Eastern Time on the four-year anniversary of the Issuance Date, or, if such day is not a Business Day, on the first preceding Business Day.

(x) “Warrant Shares” has the meaning attributed to it in the preamble of this Warrant.

Section 2. Exercise of Warrant.

(a) This Warrant may be exercised, to the extent permitted by applicable laws and regulations, for Warrant Shares, in whole or in part, by the Holder registered on the books of the Company at any time and from time to time during the Warrant Exercise Period. Any exercise of this Warrant shall be effected by:

(i) delivery of a written notice, in the form attached as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant with respect to the Warrant Shares, specifying the number of Warrant Shares to be purchased;

(ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, (A) in cash or by wire transfer of immediately available funds or (B) by means of a cashless exercise pursuant to Section 2(d) (the foregoing methods of payment set forth in (A) and (B), including any combination of such methods, referred to herein as the “Payment”); and

(iii) the surrender at the principal office of the Company or to a nationally recognized courier for overnight delivery to the Company, simultaneously with or as soon as practicable following the delivery of the Exercise Notice and the Payment, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction, in such form and substance as is reasonably satisfactory to the Company).

(b) The Company shall, not later than the fifth Business Day (the “Delivery Date”) following receipt of an Exercise Notice, the Payment and this Warrant or the above-referenced indemnification in lieu of delivery of this Warrant (collectively, the “Exercise Documents”), arrange for its transfer agent, on or before the Delivery Date, to issue and surrender to a nationally recognized courier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its permitted designee, for the number of shares of Common Stock to which the Holder is entitled. On the date of delivery of the Exercise Notice and the Payment (the “Exercise Date”), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised on the Delivery Date, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(c) Unless the rights represented by this Warrant have expired or been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant, except it shall represent the right to purchase the number of Warrant Shares purchasable immediately prior to exercise, less the number purchased.

(d) In lieu of or in addition to exercising this Warrant and making the Payment in cash or by wire transfer pursuant to Section 2(a)(ii)(A), the Holder may elect to make the Payment by means of receiving shares of Common Stock equal to the value of this Warrant (or portion thereof being exercised) by delivery and surrender of the Warrant together with the Exercise Notice in accordance with the terms hereof, duly completed to indicate a net issuance exercise and executed by the Holder, in which event, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y(A – B)
A

where:

X	equals the number of shares of Common Stock to be issued as Warrant Shares to the Holder;

Y	means, as of any date, the number of Warrant Shares purchasable (or portion thereof) under this Warrant that are being exercised at the applicable date of determination;

A	means, the Fair Market Value per share of Common Stock on the Trading Day immediately preceding the Exercise Date; and

B	the Exercise Price in effect as of the Trading Day immediately preceding the Exercise Date.

(e) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any exercise of this Warrant. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled, the Company shall issue a number of shares of Common Stock to the Holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be payable to any Holder upon exercise of this Warrant.

(f) In the event of any Change of Control of the Company, the Company shall send or cause to be sent to the Holder notice of such Change of Control at least five (5) days prior to the applicable record date or the applicable expected effective date of such Change of Control.

(g) The Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such exercise, the Holder, together with any Affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an Affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the sole responsibility and obligation of the Holder. If the Holder has delivered an Exercise Notice indicating its intent to exercise a portion of this Warrant that, without regard to any other shares that the Holder or its Affiliates may beneficially own, would result in the issuance of Warrant Shares in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum amount of Warrant Shares permitted to be issued on such Exercise Date in accordance with Section (2)(a) and, any portion of this Warrant included in the Exercise Notice in excess of the permitted amount hereunder shall remain unexercised. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

Section 3. Representations, Warranties, Covenants and Agreements. The Company hereby represents, warrants, covenants and agrees, as applicable, as follows:

(a) This Warrant is, and any Warrants issued in substitution for or in replacement of this Warrant upon issuance will be, duly authorized, executed and delivered.

(b) All shares of Common Stock issuable upon exercise of this Warrant will be duly authorized and when issued upon such exercise will be validly issued, fully paid and nonassessable and free from all taxes, liens (which term does not include any restrictions imposed by applicable securities laws) and charges with respect to the issue thereof.

(c) During the Warrant Exercise Period, the Company will have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise in full of the rights then represented by this Warrant.

(d) This Warrant and any Warrants in substitution for or in replacement of this Warrant and the Warrant Shares hereunder and thereunder are not and will not be subject to assessment and have not been and will not be issued in violation of any preemptive rights.

Section 4. Warrant Holder Not Deemed a Stockholder. Except as specifically provided in Section 2(b), nothing contained in this Warrant shall be construed to (a) grant the Holder any rights to vote or receive dividends or be deemed the holder of shares of Common Stock of the Company for any purpose, (b) confer upon the Holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, or (c) impose any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether asserted by the Company or creditors of the Company, prior to the issuance of the Warrant Shares.

Section 5. Representations of Holder. The Holder, by the acceptance hereof, represents to the Company as follows:

(a) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and is acquiring this Warrant and, upon exercise, the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. If the Holder cannot make such representations because they would be factually incorrect, it shall be a condition to the Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any federal or state securities laws. The Company shall not be penalized or disadvantaged by the Holder’s inability to exercise this Warrant due to its inability to make the required representations in connection with the exercise of this Warrant.

(b) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including the restrictions on the use of Rule 144 for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company.

(c) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects, and financial condition of the Company.

Section 6. Ownership and Transfer.

(a) Subject to this Section 6, this Warrant may only be transferred or assigned by the Holder to a transferee in a Permitted Transfer. Upon surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the transferee evidencing the portion of the Warrant certificate so transferred and a new Warrant certificate evidencing the remaining portion of the Warrant certificate not so transferred, if any, shall be issued to the transferring Holder. The delivery of the new Warrant certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant certificate. Subject to the terms of this Section 6, this Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder.

(b) All transfers of this Warrant, or any shares of Common Stock issued upon exercise of this Warrant, must also be made in accordance with the Securities Act, and applicable state securities laws. Any attempted transfer of this Warrant, or any shares of Common Stock issued upon exercise of this Warrant, in violation of this Section 6 shall be null and void ab initio.

(c) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee who has acquired this Warrant in accordance with applicable law and the terms of this Warrant. The Company may treat the Person in whose name this Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 7. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Stock Splits. If the Company subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased; provided; however, that in no event shall the Exercise Price be reduced below the par value per share of the shares of Common Stock issuable upon exercise of the Warrant. If the Company combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Stock Dividends. If the Company declares a dividend or any other distribution upon the Common Stock that is payable in shares of Common Stock or Derivative Securities, the number of Warrant Shares will be proportionately increased and the Exercise Price in effect immediately prior to the declaration of the dividend or distribution will be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock outstanding immediately prior to the declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding immediately after the declaration; provided; however, that in no event shall the Exercise Price be reduced below the par value per share of the shares of Common Stock issuable upon exercise of the Warrant.

Section 8. Registration Rights Agreement. The Company hereby acknowledges and affirms that the Holder shall have all rights set forth in that certain Registration Rights Agreement, dated as of March 31, 2023, by and between the Company, the Holder and the additional signatories thereto.

Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking reasonably satisfactory to the Company (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 10. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by fax or email transmittal (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, fax numbers and email addresses for communications shall be:

If to the Company, to:	Near Intelligence, Inc.
100 W. Walnut St, 4th Floor
Pasadena, California 91124
Attention: Chief Executive Officer and Chief Financial Officer
Telephone: __________
Email: anil@near.com and rahul@near.com

With a copy to:
Haynes and Boone, LLP
2323 Victory Ave, Suite 700
Dallas, Texas 75219-7672
Attention: Rosebud Nau
Telephone: __________
Email: rosebud.nau@haynesboone.com

If to the Holder:	[●]
[●]
[●]
Attention: [●]
Telephone: [●]
Email: [●]

With a copy to:
[●]
[●]
[●]
Attention: [●]
Telephone: [●]
Email: [●]

Each party shall provide five days’ prior written notice to the other party of any change in address or fax number or email address. Written confirmation of receipt (A) given by the recipient of any notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s fax machine or computer containing the time, date, recipient fax number or email address and an image of the first page of the fax transmission or the content of the email, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt.

Section 11. Amendment and Waiver. This Warrant may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holder. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

Section 12. Governing Law. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

Section 13. Restrictive Legends. At all times this Warrant, and until such time as a registration statement has been declared effective by the U.S. Securities and Exchange Commission or the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities that can then be immediately sold, certificates for any Warrant Shares will, in addition to any legend required under applicable securities law, bear a restrictive legend substantially in the form set forth on the first page of this Warrant. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 13 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act.

***

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of March 31, 2023.

NEAR INTELLIGENCE, INC.

By:
Name:	Rahul Agarwal
Title:	Chief Financial Officer

Agreed and Acknowledged on March 31, 2023.

[HOLDER]

By:
Name:
Title:

Signature Page to Warrant No. [●]

Exhibit A To Warrant

NEAR INTELLIGENCE, INC.

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THIS WARRANT

The undersigned holder hereby exercises the right to purchase ________________ shares of Common Stock (“Warrant Shares”) of Near Intelligence, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price (check applicable box).

☐	Payment in the sum of $_______ is enclosed in accordance with the terms of the Warrant.

☐	Payment in the sum of $________ has been wire transferred to the Company at the following account:____________________________ in accordance with the terms of the Warrant.

☐	The Holder hereby elects to make the Payment for the Warrant Shares in the form of a “cashless exercise,” with the number of Warrant Shares to be issued to the Holder determined in accordance with Section 2(d) of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in the name of the undersigned or in such other name as is specified below in accordance with Section 2(b) of the Warrant at the following address:

_________________________________

_________________________________

_________________________________

3. Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Date: ______________, _____

[NAME OF HOLDER]

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs _________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________, 20__ from the Company and acknowledged and agreed to by ______________.

NEAR INTELLIGENCE, INC.

By:
Name:
Title:

Exhibit B To Warrant

ASSIGNMENT

To be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ________________________________________________ hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to_________________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

________________________________ of the Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 Ad – 15).